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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 2, 1997 (except with respect to the matter discussed in Note 15 as to which the date is May 9, 1997), included in Thermedics Inc.'s Form 10-K, as amended, for the year ended December 28, 1996; our report dated February 5, 1997 (except with respect to the matter discussed in Note 7 as to which the date is March 29,
1997), for International Technidyne Corporation included in Thermedics Inc.'s Current Report on Form 8-K/A dated May 2, 1997; and our report dated February 12, 1997 (except with respect to the matter discussed in Note 16 as to which the date is March 12, 1997), included in Thermo Electron Corporation's Form 10-K for the year ended December 28, 1996, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Boston, Massachusetts
July 18, 1997